UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

DATE OF REPORT: MARCH 20, 2006

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd.
Naperville, IL 60563

630-305-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 15, 2006, Nalco Holding Company (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., as sole underwriter (the "Underwriter"), and Nalco LLC, Blackstone Capital Partners IV L.P., Apollo Investment Fund V, L.P. and GS Capital Partners 2000, L.P. (collectively, the "Selling Stockholders"). The Underwriting Agreement provides for the sale by the Selling Stockholders of 15,000,000 shares of the Company's common stock. The Company has also granted the Underwriter a 30-day option to purchase up to an additional 2,250,000 shares of common stock. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Company and the Selling Stockholders have agreed with the Underwriter not to sell, dispose of or hedge any shares of the Company's common stock or securities convertible into or exchangeable for shares of the Company's common stock, subject to specified exceptions, for 60 days after the date of the prospectus supplement. The offering is being made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-130715), as supplemented by the prospectus supplement dated March 15, 2006. The prospectus supplement was filed pursuant to the Selling Stockholders exercising one of their demand rights under the previously filed registration rights agreement. The Underwriting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1	Underwriting Agreement, dated as of March 15, 2006, among Nalco Holding Company, Citigroup Global Markets Inc. and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY
/s/ Stephen N. Landsman Secretary

Date: March 20, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Underwriting Agreement, dated as of March 15, 2006, among Nalco Holding Company, Citigroup Global Markets Inc. and the Selling Stockholders.